1st Quarter 2019 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 1st Quarter 2019 April 23, 2019

Cautionary statements 1st Quarter 2019 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

Executive Overview 1st Quarter 2019 Sandro DiNello, CEO

Strategic highlights

1st Quarter 2019

Unique relationship-based business model	• Solid profitability driven by expanded net interest margin and increased mortgage revenues - Adjusted net interest margin expanded 10bps[1] to 3.09%, reflecting full quarter benefit of Wells Fargo branch deposits • Capital actions during 1Q19 underscore progress in strengthening franchise and diversifying business - Initiated $50 million share repurchase program and quarterly dividend, first since December 2007
Grow community banking	• Successfully completed integration of the 52 acquired Midwest branches - 4.9% deposit attrition at March 31, 2019 compared to 8.7% previously disclosed; only 2.7% within branch footprint • Average CRE and C&I loans up $328mm vs. 4Q18; average consumer loans up $82mm vs. 4Q18
Strengthen mortgage revenues	• Mortgage revenue up due to continued price and expense discipline plus improved mortgage market late in quarter - Net gain on loan sales of $49mm; up 44% vs. 4Q18 - Net return on MSRs of $6mm; down $4mm vs. 4Q18
Highly profitable operations	• Adjusted net income[1] of $37mm, or $0.64 per diluted share; down 12% vs. adjusted 4Q18 net income[1] • Trailing 12 months adjusted ROA[1] 1.0%; trailing 12 months adjusted ROTCE[1] 13.2% • Built scale and profitability in servicing business; 962,000 loans serviced, up 13% vs. 4Q18 and 102% vs. 1Q18
Positioned to thrive in any market	• Strong credit metrics and low delinquency levels supported by 1.3% allowance coverage ratio • Solid total risk based capital ratio of 12.5%; Capital Simplification NPR would improve total risk based capital ratio to 12.8%[1]

1) Non-GAAP number. Please see reconciliations on page 42 and 43.

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Flagstar Bancorp

Financial Overview 1st Quarter 2019 Jim Ciroli, CFO

Financial highlights

1st Quarter 2019

Solid earnings	• Adjusted net income[1] of $37mm, or $0.64 per diluted share, in 1Q19, down 12% vs. 4Q18 net income - Adjusted net interest income of $126mm; up $3mm[1] driven by full quarter benefit from the Wells Fargo acquisition - Mortgage revenue[2] of $55mm; up $11mm driven by higher net gain on loan sales
Growth in community banking	• Net interest margin expanded 10bps[1] to 3.09%, reflecting full quarter benefit of acquired branches • Average earning assets declined slightly; broad-based growth in CRE, C&I and consumer loans offset by anticipated seasonal decline in loans HFS and warehouse loans
Higher mortgage revenue	• Mortgage revenue[2] up $11mm, or 25%, vs. 4Q18 - Net gain on loan sales rose $15mm, or 44%; FOAL up $1.3bn, or 25%; GOS margin up 12 basis points - Net return on MSRs decreased $4mm
Pristine asset quality	• Asset quality remains strong as net charge-offs were only 5bps • Nonperforming loan ratio was flat at 0.24%; low early stage delinquencies with no nonperforming commercial loans • Allowance for loan losses covered 1.3% of loans HFI, among the strongest in the industry
Robust capital position	• Total risk based capital ratio at 12.5% (12.8%[1] under Capital Simplification NPR) - Represents stress buffer of $329mm of capital protection • Tier 1 leverage ratio at 8.4% (8.9%[1] under Capital Simplification NPR) vs. target range of 8-9%

1) Non-GAAP number. Please see reconciliations on page 42 and 43.
2) Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs.

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Flagstar Bancorp

Quarterly income comparison

1st Quarter 2019

$mm

		1Q19	4Q18	$ Variance	% Variance
Net interest income	A	$126	$123 (2)	3	2%
Provision (benefit) for loan losses ("PLL")		-	(5)	5	N/M
Net interest income after PLL		126	128	(2)	(2%)
Net gain on loan sales		49	34	15	44%
Loan fees and charges		17	20	(3)	(15%)
Loan administration income		11	8	3	38%
Net return on mortgage servicing rights		6	10	(4)	(40%)
Other noninterest income		26	26	-	- %
Total noninterest income	B	109	98	11	11%
Compensation and benefits		87	79 (1)	8	10%
Commissions and loan processing expense		30	32	(2)	(6%)
Other noninterest expenses		73 (1)	64 (1)	9	14%
Total noninterest expense	C	190 (1)	175 (1)	15	9%
Income before income taxes		45 (1)	51 (1)(2)	(6)	(12%)
Provision for income taxes		8 (1)	9 (1)(2)	(1)	(11%)
Net income		$37 (1)	$42 (1)(2)	($5)	(12%)
Diluted income per share		$0.64 (1)	$0.72 (1)(2)	(0.08)	(11%)
Profitability					
Net interest margin		3.09%	2.99% (2)	10 bps	
Total revenues		235	221 (2)	$14	6%
Net gain on loan sales / total revenue		21%	15%	600 bps	
Mortgage rate lock commitments, fallout adjusted		$6,602	$5,284	$1,318	25%
Mortgage closings		$5,513	$6,340	($827)	(13%)
Net gain on loan sale margin, HFS		0.72%	0.60%	12 bps	

1) Non-GAAP number for 1Q19 and 4Q18. Number shown excludes expenses attributable to Wells Fargo branch acquisition. Please see reconciliations on page 42 and 43.
2) Non-GAAP number for 4Q18. Number shown excludes hedging gains reclassified from AOCI to net interest income in conjunction with payment of long-term FHLB. Please see reconciliations on page 42 and 43.

N/M – not meaningful

Observations

A Net interest income

- Net interest income up $3mm(2), or 2%
  - Net interest margin rose 10 bps(2) to 3.09%, reflecting full quarter benefit of Wells Fargo deposits and reduction in FHLB borrowings
  - Broad-based growth in consumer and commercial loans offset by anticipated seasonal decline in loans HFS and warehouse loans

B Noninterest income

- Noninterest income increased $11mm, or 11%
  - Net gain on loan sales rose $15mm, or 44%, driven by a 25% increase in FOAL and a 12 basis point increase in GOS margin
  - Deposit fees and charges up $2mm, or 33%, led by full quarter benefit of acquired branches despite fee waivers to assist during transition

C Noninterest expense

- Adjusted noninterest expense(1) up $15mm, or 9%
  - Higher costs reflect full quarter of operating expenses for acquired branches
  - Seasonally higher payroll taxes and employee benefits of approximately $4mm

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Flagstar Bancorp

Average balance sheet highlights 1st Quarter 2019 1Q19 ($mm) Observations Average Balance Sheet Interest-earning assets Incr (Decr)(1) $ $ % • AverageSolid gains loans in commercial HFI grew $248mm loan portfolio;; all loan warehouse categories loans excludingincreased warehouse$91mm, or 6experienced%, CRE loans modest increased growth; $88mm, Loans held-for-sale $3,266 ($725) (18%) warehouseor 4%, and C&Iloans loans declined increased seasonally $74mm, by $162mmor 6% (2) Consumer loans 4,145 82 2% • -ConsumerAverage commercialloans up $239mm, loans rose or 7%; $328mm focus, onor adding9%, Commercial loans(2) 5,019 166 3% residentialexcluding mortgage warehouse and loans indirect marine/RV loans with high risk adjusted returns Total loans held-for-investment 9,164 248 3% - Average consumer loans increased $82mm, or 2%, largely led by non-auto indirect lending portfolio Other earning assets(3) 3,864 380 11% Interest-earning assets $16,294 ($97) (1%) Interest-bearing liabilities Other assets 2,144 122 6% • AverageCustodial deposits deposits increased increased $964mm, $366mm ,or or 8%, 23%, driven on higher by Total assets $18,438 $25 - % fullsubserviced quarter of accounts Wells Fargo deposits and higher custodial deposits Deposits $12,906 $964 8% • Brokered deposits increased $273mm Short-term FHLB advances & other 2,725 (229) (8%) • Commercial- Average custodial demand deposits deposits rose increased $402mm $259mm,, or 19%, or 25% Long-term FHLB advances 153 (768) (83%) driven by 13% increase in serviced accounts Other long-term debt 495 - - % - Provides additional risk based capital and funding at - costBrokered favorable deposits to marginal decreased alternatives $237mm, or 38% Other liabilities 576 23 4% • FHLB advances decreased $997mm, or 26% Total liabilities $16,855 ($10) - % Stockholders' equity 1,583 35 2% Equity(4) Equity(4) Total liabilities and stockholders' equity $18,438 $25 - % • Tangible common equity to asset ratio of 7.16% (4) Tangible book value per common share $24.65 $0.75 3% • FBC closing share price of $35.87 on April 22, 2019 is 146% of tangible book value per share 1) Measured vs. the prior quarter. 2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans. 3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees. 4) References a non-GAAP number. Please see reconciliations on page 42 and 43. 8

Asset quality 1st Quarter 2019 Delinquencies ($mm) Performing TDRs and NPLs ($mm) (1) Flagstar Acquired Loans Performing TDRs NPLs $34 $33 $30 $28 $29 4 $78 $70 $68 $66 $67 29 27 25 34 22 24 30 28 29 29 49 43 43 44 43 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 1) Includes loans acquired in conjunction with the Wells Fargo branch acquisition from 4Q18 Allowance coverage(2) (% of loans HFI) Nonperforming loan and asset ratios (3) (3) Total Consumer Commercial NPA/LHFI & OREOs NPL & TDRs/LHFI NPA/Total Assets 2.0% 0.42% 0.38% 1.7% 0.35% 1.7% 0.32% 0.33% 1.6% 1.5% 1.5% 1.4% 0.35% 1.4% 0.30% 1.5% 1.3% 0.28% 0.24% 0.24% 1.4% 1.4% 1.4% 1.3% 0.19% 0.19% 1.3% 0.17% 0.16% 0.17% 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 2) Excludes loans carried under the fair value option and loans with government guarantees. 3) Excludes loans held-for-sale 9

Robust capital

1st Quarter 2019

Flagstar Bancorp Capital Ratios



Balance sheet impact
Change in MSR balance
Proforma ratio under Capital Simplification proposal(1)
Net operating earnings contribution
Share repurchases
Total Risk Based Capital
13.9%
13.6%
-122 bps
-38 bps
+38 bps
+8 bps
12.8%
12.5%
Well Capitalized 10.0%
12/31/2018
3/31/2019

Observations 4Q18

	Tier 1 Leverage	CET-1 to RWA	Tier 1 to RWA	Total RBC to RWA
1Q19 Actual	8.4%	9.7%	11.5%	12.5%
4Q18 Actual	8.3%	10.6%	12.5%	13.6%

- Capital remains solid post the share repurchase
- Total risk based capital ratio ended quarter at 12.5% (12.8% under Capital Simplification proposal) [1]
  - $329 million of capital protection
- Tier 1 leverage ratio ended quarter at 8.4% (8.9% under Capital Simplification proposal) [1]
  - Under Capital Simplification proposal, operating in upper half of target operating range of 8-9%
- Supporting value creation strategy, company has ample capital to grow and hold additional interest earning assets.

1) Non-GAAP number. Please see reconciliations on page 42 and 43.

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Flagstar Bancorp

Business Segment Overview 1st Quarter 2019 Lee Smith, COO

Community banking 1st Quarter 2019 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $10.3 $5.0 $5.0 $4.8 $4.8 $9.1 $9.3 $9.2 $9.5 $4.0 1.2 1.6 1.3 3.9 1.5 3.8 0.8 4.3 4.2 4.0 2.2 2.0 2.1 2.2 3.8 2.0 3.4 2.9 3.0 3.2 1.6 1.2 1.3 1.3 1.3 1.9 2.1 2.0 2.3 2.6 1Q18 2Q18 3Q18 4Q18 1Q19 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail Government Custodial deposits Brokered deposits $4.1 $4.2 $3.9 $12.9 $11.9 $3.5 $3.6 $11.3 1.1 0.9 1.0 $10.4 2.5 0.7 0.7 $9.4 2.1 1.6 2.0 1.2 1.5 1.2 1.2 1.2 1.1 2.8 2.9 3.0 3.1 3.1 8.0 8.8 6.6 7.3 7.6 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 1) Includes custodial deposits which are included as part of mortgage servicing. 12

Mortgage originations 1st Quarter 2019 Closings by purpose ($bn) Fallout-adjusted locks ($bn) Purchase originations Refinance originations $9.0 $8.3 $9.0 $9.2 $7.7 $7.9 $6.6 2.6 2.4 $6.3 $5.3 3.4 $5.5 2.0 1.9 6.4 6.8 4.5 4.3 3.6 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 Purchase 59% 72% 71% 58% 63% Mix % Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Conventional Government Jumbo Gain on loan sale ($mm) Gain on sale margin (HFS) $9.0 $9.2 $7.9 $63 2.2 2.2 $60 $6.3 1.9 $49 $5.5 $43 2.7 2.6 1.2 2.1 0.9 0.77% 0.71% $34 1.9 1.3 0.51% 0.72% 4.1 4.4 3.9 3.2 3.3 0.60% 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 13

Mortgage servicing 1st Quarter 2019 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Loans HFI Bulk Sales Flow Transactions 962 851 $12.0 628 542 476 $6.4 814 $5.9 705 $4.4 1.3 495 $3.6 361 424 4.6 3.9 2.9 77 79 89 88 91 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 1Q18 2Q18 3Q18 4Q18 1Q19 Average custodial deposits ($bn) MSR / regulatory capital (Bancorp) MSR to Tier 1 Common MSR to Tier 1 Capital $2.5 $2.1 $2.0 $1.6 24% $1.5 23% 22% 19% 20% 20% 19% 18% 16% 17% 1Q18 2Q18 3Q18 4Q18 1Q19 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 14

Noninterest expense and efficiency ratio 1st Quarter 2019 Quarterly noninterest expense ($mm) and efficiency ratio (1) (2) (1) Adjusted noninterest expense Acquired branch expenses Adjusted efficiency ratio $190 $177 $175 16 $173 $172 5 81% 80% 79% 74% 74% 1Q18 2Q18 3Q18 4Q18 1Q19 1) References non-GAAP number for 1Q19, 4Q18 and 3Q18; excludes acquisition costs of $1 million, $14 million and $1 million for 1Q19, 4Q18 and 3Q18, respectively, related to Wells Fargo branch acquisition. In addition, 4Q18 excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 42 and 43. 2) Direct expenses and estimated back office costs related to operating the 52 branches acquired during 4Q18. 15

Closing Remarks / Q&A 1st Quarter 2019 Sandro DiNello, CEO

Earnings guidance(1) 1st Quarter 2019 2nd Quarter 2019 Outlook • Net interest income up 5-10% Net interest income - Seasonally higher interest earning assets - Net interest margin improves 5-10 basis points • Net gain on loan sales up 30-40% on seasonal increase in mortgage market - Fallout-adjusted locks (FOAL) up 25-30%; GOS margin improves slightly Noninterest income • Net return on mortgage servicing rights declines slightly • All other noninterest income up approximately 5-10% • Noninterest expense to increase to between $205-$210 million, due to variable costs to support higher Noninterest expense mortgage volume Effective tax rate • Effective tax rate approximately 18%, consistent with 4Q18 1) See cautionary statements on slide 2. 17

Appendix 1st Quarter 2019 Company overview 19 Financial performance 24 Community banking 27 Mortgage originations 36 Mortgage servicing 38 Capital and liquidity 39 Non-GAAP reconciliation 42

COMPANY OVERVIEW Flagstar at a glance 1st Quarter 2019 Corporate Overview • Traded on the NYSE (FBC) 160 72 Flagstar Retail home • Headquartered in Troy, MI Bank lending Branches Offices(1) • Market capitalization $2.0bn • Member of the Russell 2000 Index 99 Branches in Michigan Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $19.4bn of assets and $13.5bn of deposits • More than 235k household & 26k business relationships Mortgage origination • Leading national originator of residential mortgages ($30.1bn during twelve months ended March 31, 2019) • 72 retail home lending offices operating in 22 states with direct-to-consumer in all 50 states • More than 1,100 correspondent and nearly 1,000 broker relationships Mortgage servicing Operations center • 5th largest sub-servicer of mortgage loans nationwide • Servicing 962k loans as of March 31, 2019 • Efficiently priced deposits from escrow balances 1) Includes seven home lending offices located in banking branches. 19

COMPANY OVERVIEW Flagstar’s integrated business model 1st Quarter 2019 ● Illustrative case studies detailed below: Residential MBS Investor Home Builder Wholesale Originator Initial relationship Initial relationship Initial relationship • Bulk sale of MSRs with subservicing • Provided home builder line of credit • Established correspondent lending retained (2013 - 2014) (2016) relationship (2017) Expanded relationship - Secured real estate commitment of - Purchased nearly $310mm of $15mm (currently $53mm) mortgages since inception (2017) • Provided MSR lending facility (2016) Expanded relationship Expanded relationship - Commitments of $50mm collateralized by FNMA MSRs • Established 40 additional deposit • Warehouse line of credit (2017) accounts (2016-2018) - Subservice non-Flagstar mortgage - Commitments of $15mm accounts providing fee income - Average deposit balance of $7mm • Initiated subservicing agreement • Portfolio recapture services provided • Warehouse line of credit (2017) (2017) with direct-to-consumer refinancings of nearly $422mm since inception - Commitments of $10mm - Entire portfolio of newly originated (2016) mortgage loans are on-boarded with Flagstar • Additional bulk and flow sales of MSRs with subservicing retained (2017 - 2019) 20

COMPANY OVERVIEW
1st Quarter 2019

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Audit Officer
Brian Dunn

Chief Operating Officer
Lee Smith

- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations
- Chartered Accountant in England and Wales

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Kristy Fercho

- Appointed President of Mortgage effective 9/17
- Has 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives

Community Banking
Drew Ottaway

- Executive Vice President, President of Banking
- With Flagstar since 12/15 and has 30 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- Over 20 years of financial services legal experience with the FDIC and Sidley Austin LLP

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Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 277 FTEs(1) 1st Quarter 2019 Board of Directors Risk Committee Enterprise Sandro DiNello Risk Committee President & CEO Karen Sabatowski Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Regulatory MFIU Fraud Loan Operational Vendor Credit Appraisal Crimes Compliance Affairs Investigations Review Risk Management Officer Review (BSA/AML) FTEs 5 70 49 12 7 12 47 15 30 1) Does not include 30 FTEs in internal audit as of 3/31/2019. 22

COMPANY OVERVIEW Strong growth opportunities 1st Quarter 2019 Grow community banking Build mortgage subservicing business • Opportunistic team lift outs • Grow subservicing operations • Grow national lending platforms(1) - Retain subservicing on MSR sales - Expand warehouse lending (275bp spread) - Acquire new 3rd party subservicing relationships where Flagstar was not the originator - Grow home builder finance (400bp spread) - Cross-sell additional revenue capabilities - Build MSR lending (300bp spread; LTVs<60%) • Cultivate middle-market and business banking relationships, especially in acquired deposit footprint • Add specialty lending disciplines and teams - Grow consumer lending business (home equity and non-auto indirect) 1) Indicated spreads are targets and may not be reflective of actual spreads. 23

FINANCIAL PERFORMANCE Financial performance 1st Quarter 2019 ● Solid growth in banking and subservicing has created more stable earnings ● Heightened focus on efficiency and expense management Revenue Composition and Earnings Metrics 3/31/2018 3/31/2019 Percentage Percentage Revenue (millions) YTD YTD of Revenue Increase Community Banking $ 75 $ 109 47% 45% Mortgage Servicing 21 38 16% 81% Subtotal 96 147 63% 53% Mortgage Origination 112 94 40% (16%) Other 9 (6) (3%) N/M Total $ 217 $ 235 100% 8% Diluted Earnings per Share $ 0.60 $ 0.64 (1) 7% Return on Average Assets 0.8% 0.8% (1) Return on Average Tangible Common Equity 10.2% 11.8% (1) 1) Non-GAAP number for 1Q19. Number shown excludes acquisition costs of $1 million related to Wells Fargo branch acquisition. Please see reconciliations on page 42 and 43. 24

FINANCIAL PERFORMANCE Higher net interest income is stabilizing earnings 1st Quarter 2019 ● Achieving earning asset growth without diminishing net interest income growth - Growing and expanding net interest margin ● Transition to more stable net interest income Average earning assets and net interest income (1) Net interest income ($mm) Average earning assets ($bn) $16.8 $16.4 $16.3 CAGR 15% $16.0 $15.4 $15.4 $124 $123 $126 $14.7 $14.0 $115 CAGR 18% $107 $106 $12.8 $103 $12.3 $12.3 $97 $11.9 $11.6 $11.2 $87 $10.4 $10.7 $80 $83 $9.4 $76 $79 $77 $73 $73 $65 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 1) References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 42 and 43. 25

FINANCIAL PERFORMANCE First Call consensus price target implies upside potential 1st Quarter 2019 Target price to actual price differential (%) Price return (%): Flagstar vs Bank Indices 60% 35% As of 4/22/2019 Flagstar Target Price: $38.31 SNL U.S. Bank and Thrift 32% Actual Price: $35.87 KBW Nasdaq Bank Index 30% 50% KBW Nasdaq Regional Bank 25% 40% 7 out of 8 analysts (88%) at Buy at 4/22/2019 20% 30% 15% 20% 10% 10% 5% 0% 0% Jan-19 Feb-19 Mar-19 Apr-19 Source: Analyst ratings and target price (consensus estimate) as reported by First Call as of 4/19/2019. Source: SNL Financial; as of 4/19/2019. 26

COMMUNITY BANKING

1st Quarter 2019

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN(1), and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

Rank				Deposits as of 6/30/18 ($mm)		
Overall	MI-based	Institution	Branches	Total	Share	% YoY Change
1		Chase	229	$43,637	20%	0%
2		Comerica	196	30,158	14%	2%
3		Bank of America	106	19,225	9%	8%
4		PNC	185	17,234	8%	-1%
5		Fifth Third	208	16,451	8%	-3%
6		Huntington	316	15,767	7%	7%
7	1	Chemical	186	13,123	6%	13%
8	2	Flagstar(2)(3)	113	10,297	5%	7%
9		Citizens	89	5,641	3%	2%
10		TCF	51	3,194	1%	6%
		Top 10	1,679	$174,726	81%	3%

Key Markets

Market	Flagstar Deposits $mm	Flagstar Deposits % of total	Deposit mkt share	Median HHI	Proj HHI growth(4)	Proj pop growth(4)
Oakland County, MI(3)	4,341	38.8%	8.0%	79,065	10.9%	2.6%
Grand Rapids, MI MSA	435	3.9%	2.0%	65,403	11.5%	4.7%
Ann Arbor, MI MSA	301	2.7%	3.4%	72,826	12.3%	4.3%
Fort Wayne, IN(1)	962	8.6%	8.7%	56,120	9.6%	2.5%
Key Midwest Markets(5)	6,039	53.9%	6.3%	74,114	10.8%	2.8%
San Bernardino County, CA(6)	618	5.5%	20.0%	62,550	11.9%	4.0%
National aggregate				61,045	8.8%	3.6%

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2018 and projections based on 2018 estimates; MI-based banks highlighted.

1) Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
2) Reflects the acquisition of 14 Wells Fargo branches located in Michigan.
3) Oakland County data excludes $1.7bn of custodial deposits held at company headquarters.
4) 2019–2024 CAGR.
5) Key Midwest Markets Median HHI, projected HHI growth and projected population growth are deposit weighted based on Flagstar's portfolio.
6) Deposit data is based on High Desert Region of San Bernardino County, CA.

27

Flagstar Bancorp

Deposits COMMUNITY BANKING Portfolio and strategy overview 1st Quarter 2019 Total average deposits ($bn) Retail deposits (2) Other deposits $12.9 $11.9 $11.3 $10.4 • Flagstar gathers deposits from consumers, $9.4 4.1 3.7 3.9 3.1 businesses and select governmental entities 2.8 – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail 8.0 8.8 6.6 7.3 7.6 depository relationships – Today, we are focused on growing DDA 1Q18 2Q18 3Q18 4Q18 1Q19 balances with consumer, business banking and commercial relationships 1Q19 total average deposits – We additionally maintain depository Savings 24% relationships in connection with our mortgage DDA origination and servicing businesses, and with 19% MMDA Michigan governmental entities 6% – Cost of total deposits(1) equal to 0.92%, down Government from 0.95% in 4Q18 9% CD 19% Custodial Brokered 20% 3% Total: $12.9bn 0.92% cost of total deposits(1) 1) Total deposits include noninterest bearing deposits. 2) Includes deposits from commercial and business banking customers. 28

COMMUNITY BANKING Deposit growth opportunities 1st Quarter 2019 Core Deposits(1) Other Deposits Retail Government • Average balance of $7.1bn during 1Q19 of which 57% are • Average balance of $1.2bn during 1Q19 demand & savings accounts • Michigan and Indiana deposits are not required to be • Average core deposits(1) of $55mm per branch collateralized • Flagstar’s branding is helping grow core deposits • Strong, long-term relationships across the state • Branch acquisitions significantly enhance core deposit base Commercial(2) Custodial • Average balance of $1.7bn during 1Q19 • Average balance of $2.5bn during 1Q19 on 962k loans serviced and subserviced • Increasing balances with growing lines of business, including home builder finance • Deposit balances increase along with the number of loans serviced and subserviced • Offer complete line of treasury management services • Provides risk-based capital by reducing risk-weighting on qualified loans to same borrowers 1) Core deposits = total deposits excluding government, custodial, and brokered deposits. 2) Includes deposits from commercial and business banking customers. 29

COMMUNITY BANKING Wells Fargo Branch Acquisition 1st Quarter 2019 Deposit balances ($mm) $1,762 $1,675 $1,608 11/30/2018 1/19/2019 3/31/2019 Deposit attrition ($mm) Balance at Closing Current Balance 1/19/2019 Attrition 12/1/2018 3/31/2019 Indiana $ 1,085 $ 1,001 $ 1,064 $ (21) -1.9% Michigan 412 395 401 (11) -2.7% Wisconsin 87 76 79 (8) -9.2% Ohio 62 57 58 (4) -6.5% Footprint $ 1,646 $ 1,529 $ 1,602 $ (44) -2.7% Out of Footprint 116 79 73 (43) -37.1% Total deposits $ 1,762 $ 1,608 $ 1,675 $ (87) -4.9% 30

Lending COMMUNITY BANKING Portfolio and strategy overview 1st Quarter 2019 Total average loans ($bn) Loans HFS Loans HFI Loans with government guarantees $13.6 $12.8 $13.3 $12.9 • Flagstar’s largest category of earning assets consists $12.0 of loans held-for-investment which averaged $9.2bn during 1Q19 8.9 7.5 8.3 8.9 9.2 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, 4.2 4.2 4.4 4.0 3.3 offering risk diversification and asset sensitivity 1Q18 2Q18 3Q18 4Q18 1Q19 – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors 1Q19 average loans • Flagstar maintains a balance of mortgage loans held- 1st Mortgage 1st Mortgage for-sale which averaged $3.3bn during 1Q19 HFS HFI 25% 24% – Essentially all of our mortgage loans originated are sold into the secondary market Loans with – Flagstar has the option to direct a portion of the government 2nds, HELOC guarantees & other mortgage loans it originates to its own balance sheet 3% 9% Warehouse 9% CRE and C&I 30% 31

COMMUNITY BANKING Community banking growth model 1st Quarter 2019 Relationship-based growth platform New banker additions (past 2 years) • Primary focus is to build relationships # of Avg Years Line of Service Additions Experience(1) - Recruit experienced bankers from larger regional banks Business Banking 9 19 - Retain seasoned bankers within our organization Commercial Lending 6 24 • Leverage deep industry experience and client relationships CRE Lending 5 18 - Focus on moving relationships and credit facilities Equip Financing Group 2 20 to Flagstar Homebuilder Finance 3 16 • Low incremental efficiency ratio Indirect Lending 8 30 - Marginal cost of 15-30% that varies with type of loans underwritten Warehouse Lending 4 28 • Estimated pre-tax contribution of $5bn loan growth Grand Total 37 23 could contribute ~ $1.00 earnings per share 1) We focus on recruitment of bankers with larger, regional bank lending experience. 32

Commercial lending

Diversified relationship-based approach

COMMUNITY BANKING
1st Quarter 2019

Overview

Warehouse	• Warehouse lines with approximately 320 active relationships nationwide, of which approximately 78% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Commercial Real Estate - $2.3bn (3/31/19)


Property type
Office 11%
Retail 14%
Multi-family 17%
Home builder finance 30%
Owner occupied 15%
Hospitality 7%
Other 6%

Warehouse - $1.6bn (3/31/19)


% Advances sold to Flagstar
~165 borrowers sell <25%
~95 borrowers sell >75%
~60 borrowers sell 25% - 75%

Average 17% advances sold to Flagstar

Commercial & Industrial - $1.7bn (3/31/19)


Industry
Manufacturing 18%
Healthcare 6%
Distribution 7%
Government & education 8%
Other 1%
Financial, insurance & real estate 40%
Services 20%

33

Flagstar Bancorp

COMMUNITY BANKING Warehouse lending 1st Quarter 2019 ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong growth potential and scalable platform ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations ● Acquired Santander mortgage warehouse business on 3/12/2018 Warehouse lenders ranked by commitments ($mm) FBC warehouse loan commitments ($bn) YOY 4Q18 Outstandings Unfunded Commitments Rank Institution Growth Total Share $4.3 $4.2 1 JPMorgan Chase 8% $13,000 20% $4.0 $3.8 $3.9 2 Texas Capital 11% 5,877 9% 3 Wells Fargo -10% 5,300 8% 4 Flagstar Bancorp 36% 3,840 6% 2.4 2.9 2.4 2.3 2.3 5 BB&T -4% 3,630 6% 6 Comerica -5% 3,354 5% 7 TIAA FSB (Everbank) -14% 3,200 5% 8 First Tennessee 2% 3,181 5% 1.8 1.6 1.5 1.6 9 Customers Bank -11% 3,100 5% 1.4 10 U.S. Bancorp -7% 2,460 4% Top 10 1% $46,942 74% 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 Source: Inside Mortgage Finance as of March 1, 2019. 34

COMMUNITY BANKING Home builder finance 1st Quarter 2019 Overview Tightening housing supply(1) ● National relationship-based lending platform launched in 1Q16 Existing home sales (mm) Months supply of existing homes for sale (left axis) (right axis) - Attractive asset class with good spreads (~400 bps) 8 12 - Meaningful cross-sell opportunities including warehouse loans, 7 commercial deposits and purchase originations 10 6 ● Flagstar is well positioned to gain market share given builder and 8 5 mortgage relationships 4 6 - Focused on markets with strong housing fundamentals and 3 higher growth potential 4 - We have direct relationships with 6 of the top 10 and do 2 2 business with 53 of the top 100 builders nationwide 1 - We are well positioned to take advantage of supply/demand 0 0 imbalance in housing market 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 1) Source: Bloomberg (through 2/28/19) Home builder finance footprint Home builder loan commitments(2) ($mm) Unpaid principal balance Unused $1,591 $1,364 $1,422 $1,271 $1,271 $812 $624 $704 $657 $604 $779 $614 $667 $740 $718 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 2) Commitments are for loans classified as commercial real estate and commercial & industrial. 35

MORTGAGE ORIGINATIONS National distribution through multiple channels 1st Quarter 2019 Residential mortgage originations by channel ($bn) Correspondent Broker Retail $7.0 $6.6 $5.8 $4.7 $4.2 $1.1 $1.1 $1.3 $1.2 $1.0 $1.0 $0.9 $0.8 $0.7 $0.5 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 (1) • 4.6% market share with #5 national ranking(1) • 2.1% market share with #11 national ranking • 72 retail locations in 22 states • More than 1,100 correspondent partners • Nearly 1,000 brokerage relationships • Direct Lending is 15% of retail volume • Top 10 relationships account for 13% of overall correspondent volume • Top 10 relationships account for 11% of overall • Warehouse lines with nearly 300 brokerage volume correspondent relationships 1) Data source: As reported by Inside Mortgage Finance for 12M18 published February 22, 2019. 36

Flagstar has restructured its operations to be profitable MORTGAGE ORIGINATIONS even at historical lows for the mortgage origination market 1st Quarter 2019 U.S. residential mortgage origination market (historical and projected volumes) 5.8 $ in in $ trillions 4.4 4.2 4.0 3.7 3.6 3.1 3.0 2.4 2.4 2.3 2.2 2.1 2.0 2.0 2.0 1.9 1.9 1.8 1.8 1.7 1.7 1.6 1.6 1.6 1.5 1.5 1.4 1.3 1.3 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019F 2020F Nominal ($) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.8 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.6 1.6 1.7 Real(1) ($) 1.0 1.6 1.8 1.3 1.1 1.2 1.3 2.5 2.1 1.7 3.2 4.0 5.2 3.7 3.9 3.4 2.9 1.8 2.3 2.0 1.6 2.2 2.0 1.4 1.8 2.1 1.8 1.6 1.6 1.7 Adjusted(2) ($) 1.3 2.0 2.2 1.6 1.3 1.5 1.5 3.0 2.4 1.9 3.6 4.5 5.8 4.0 4.2 3.7 3.1 1.9 2.5 2.0 1.7 2.3 2.0 1.4 1.8 2.1 1.8 1.6 1.6 1.7 Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association. 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2018 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2016 = 100). 37

MORTGAGE SERVICING MSR portfolio 1st Quarter 2019 MSR portfolio statistics MSR portfolio characteristics (% UPB) 2013 & byBy VintageVintage Measure ($mm) 12/31/2018 3/31/2019 Difference prior; 5% Unpaid principal balance $21,592 $21,925 $333 Fair value of MSR $290 $278 ($12) 2014; Capitalized rate (% of UPB) 1.35% 1.27% (8 bps) 4% Multiple 3.709 3.277 (0.432) 2017 Note rate 4.379% 4.410% 3.1 bps 2015; 29% Service fee 0.360% 0.382% 2.2 bps 12% 2016 & prior Average Measure ($000) 2018 UPB per loan $244 $242 ($2) 2016 & 7% FICO 686 685 (1) 56% later; 79% Loan to value 88.18% 88.82% 64 bps 2019 8% Net (loss) return on mortgage servicing rights ($mm) By Investor $ Return 1Q18 2Q18 3Q18 4Q18 1Q19 Net hedged profit (loss) ($1) ($1) ($1) $0 ($1) Carry on asset 8 11 12 11 13 Run-off (5) (3) (4) (4) (7) Gross return on the GNMA $2 $7 $7 $7 $5 Private mortgage servicing rights 80% 3% Sale transaction & P/L 1 0 3 1 - Model changes 1 2 3 2 1 Fannie Freddie Net return on the 7% $4 $9 $13 $10 $6 10% mortgage servicing rights ($) Average mortgage $269 $224 $270 $336 $291 servicing rights ($) Net return on the 6.4% 15.4% 18.8% 12.4% 9.1% mortgage servicing rights (%) 38

CAPITAL AND LIQUIDITY Balance sheet composition 1st Quarter 2019 1Q19 average balance sheet (%) 1% Cash 18% Agency MBS ~62% of assets are in lower risk-content assets: cash, marketable 19% 56% securities, warehouse Mortgage loans Deposits excluding custodial deposits loans, loans held-for-sale held-for-investment and freshly-originated, high-FICO conforming 18% mortgages underwritten Loans held-for-sale by Flagstar 6% Warehouse loans 14% Custodial deposits Efficiently funds loans Attractive relationship 27% held-for-sale and lending with very low Commercial loans 16% warehouse loans delinquencies and Other LHFI (1) FHLB borrowings 3% Other long-term debt Primarily low risk, stable 2% MSR 2% Other liabilities assets (FHLB stock, BOLI, 9% 9% Equity premises & equipment, Other assets deferred tax asset, etc.) Assets Liabilities & Equity 1) Other LHFI includes home equity and other consumer loans. 39

CAPITAL AND LIQUIDITY

1st Quarter 2019

Liquidity and funding

HFI loan-to-deposit ratio[1]


84%
78%
78%
77%
77%
1Q18
2Q18
3Q18
4Q18
1Q19

Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
32%
15%
17%
12/31/2018
31%
15%
16%
3/31/2019

Commentary

- Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)

1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits).
2) Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

40

Flagstar Bancorp

CAPITAL AND LIQUIDITY Interest rate risk 1st Quarter 2019 • Flagstar maintains a relatively neutral interest rate risk profile Earnings at risk Economic value of equity -100 bps +100 bps -100 bps +100 6.0% 2.0% 4.0% 1.0% 0.0% 2.0% (1.0%) 0.0% (2.0%) (2.0%) (3.0%) (4.0%) (4.0%) (6.0%) (5.0%) 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 % Change % Change Scenario Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Scenario Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 +300 Shock 14.6% 13.7% 12.3% 9.1% 8.1% +300 Shock (5.5%) (15.8%) (13.6%) (12.1%) (4.7%) +200 Shock 9.8% 9.2% 8.3% 6.1% 5.5% +200 Shock (2.5%) (9.5%) (8.1%) (6.5%) (1.1%) +100 Shock 5.0% 4.7% 4.3% 3.1% 2.8% +100 Shock (0.3%) (4.1%) (2.9%) (2.5%) 0.7% Base - - - - - Base - - - - - -100 Shock (5.1%) (4.8%) (4.3%) (3.2%) (3.1%) -100 Shock (2.9%) 1.2% 0.4% 0.5% (3.4%) 41

NON-GAAP RECONCILIATION Non-GAAP reconciliation 1st Quarter 2019 $mm Adjusted Net Interest Income, Net Interest Margin, Total Revenues, Compensation and Benefits, Other Noninterest Expense, Noninterest Expense, Income before Income Taxes, Provision for Income Taxes, Net Income, and Diluted EPS 3 months ended 3 months ended 3 months ended March 31, 2019 December 31, 2018 September 30, 2018 Net Interest Income $ 126 $ 152 Adjustment to remove hedging gains - 29 Adjusted Net Interest Income $ 126 $ 123 Net Interest Margin 3.09% 3.70% Adjustment to remove hedging gains 0.00% 0.71% Adjusted Net Interest Margin 3.09% 2.99% Total Revenues $ 235 $ 250 Adjustment to remove hedging gains - 29 Adjusted Total Revenues $ 235 $ 221 Compensation and Benefits $ 87 $ 82 Adjustment to remove Wells Fargo acquisition costs - 3 Adjusted Compensation and Benefits $ 87 $ 79 Other Noninterest Expense $ 74 $ 75 $ 62 Adjustment to remove Wells Fargo acquisition costs 1 11 1 Adjusted Other Noninterest Expense $ 73 $ 64 $ 61 Noninterest Expense $ 191 $ 189 $ 173 Adjustment to remove Wells Fargo acquisition costs 1 14 1 Adjusted Noninterest Expense $ 190 $ 175 $ 172 Income before Income Taxes $ 44 $ 66 Adjustment to remove Wells Fargo acquisition costs 1 14 Tax impact on adjustment for hedging gains - (29) Adjusted Income before Income Taxes $ 45 $ 51 Provision for Income Taxes $ 8 $ 12 Adjustment to remove Wells Fargo acquisition costs - 2 Tax impact on adjustment for hedging gains - (5) Adjusted Provision for Income Taxes $ 8 $ 9 Net Income $ 36 $ 54 Adjustment to remove Wells Fargo acquisition costs (net of tax) 1 12 Adjustment to remove hedging gains (net of tax) - (24) Adjusted Net Income $ 37 $ 42 Diluted Earnings per Share $ 0.63 $ 0.93 Adjustment to remove Wells Fargo acquisition costs (net of tax) 0.01 0.21 Adjustment to remove hedging gains (net of tax) - (0.41) Adjusted Diluted Earnings per Share $ 0.64 $ 0.72 42

NON-GAAP RECONCILIATION

Non-GAAP reconciliation (continued)

1st Quarter 2019

$mm

Adjusted ROA, ROE, and Efficiency Ratio

	3 months ended March 31, 2019	3 months ended December 31, 2018	Last 12 Months ended March 31, 2019
Return on Average Assets	0.8%	1.2%	1.0%
Adjustment to remove Wells Fargo acquisition costs (net of tax)	0.0%	0.2%	0.1%
Adjustment to remove hedging gains (net of tax)	0.0%	-0.5%	-0.1%
Adjusted Return on Average Assets	0.8%	0.9%	1.0%
Return on Average Common Equity	9.2%	14.0%	12.3%
Adjustment to remove Wells Fargo acquisition costs (net of tax)	0.2%	3.0%	0.9%
Adjustment to remove hedging gains (net of tax)	0.0%	-6.2%	-1.6%
Adjusted Return on Average Common Equity	9.4%	10.8%	11.6%
Adjusted Return on Average Common Equity	9.4%	10.8%	11.6%
Less: Intangible asset amortization expense	1.0%	0.6%	0.6%
Less: Average goodwill and intangible asset balance	1.4%	1.0%	1.0%
Adjusted Return on Average Tangible Common Equity	11.8%	12.4%	13.2%

Adjusted Efficiency Ratio

	3 months ended March 31, 2019	3 months ended December 31, 2018	3 months ended September 30, 2018
Efficiency Ratio	81%	76%	75%
Adjustment to remove Wells Fargo acquisition costs (net of tax)	0%	-6%	-1%
Adjustment to remove hedging gains (net of tax)	0%	9%	0%
Adjusted Efficiency Ratio	81%	79%	74%

Tangible Book Value per Share and Tangible Common Equity to Assets Ratio

	As of March 31, 2019	As of December 31, 2018
Total stockholders' equity	$ 1,574	$ 1,570
Goodwill and intangible assets	182	190
Tangible book value	$ 1,392	$ 1,380
Number of common shares outstanding	56,480,086	57,749,464
Tangible book value per share	$ 24.65	$ 23.90
Total Assets	$ 19,445	$ 18,531
Tangible common equity to assets ratio	7.16%	7.45%

Regulatory Capital under Capital Simplification

	As of March 31, 2019	
	Total Risk-Based Capital Ratio	Tier 1 Leverage Ratio
Regulatory capital - Basel III to capital simplification		
Basel III	$ 1,650	$ 1,520
Net change in deductions to DTAs, MSRs and other capital components	111	111
Basel III with capital simplification	$ 1,761	$ 1,631
Risk-weighted assets – Basel III to capital simplification		
Basel III assets	$ 13,209	$ 18,171
Net change in assets	603	111
Basel III with capital simplification	$ 13,812	$ 18,282
Capital ratios		
Basel III	12.5%	8.4%
Basel III with capital simplification	12.8%	8.9%

43

Flagstar Bancorp